Exhibit 99.1

July 7, 2023

Re: Strategic Student & Senior Housing Trust, Inc. (“SSSHT”)

First Quarter 2023

Letter to Stockholders

Dear Stockholder,

While we are encouraged about our First Quarter 2023 (“1Q”) and our year over year financial results, it continues to feel like we can do better to improve the bottom line. As previously stated, our key operational objective at SSSHT in 2023 is to challenge our operators and managers to grow revenues while minimizing expenses. Expense headwinds due to a tight labor market is one of the key challenges we are experiencing in maximizing operating income. Through March 2023, here is summary of our 1Q results:

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Senior Living Housing occupancies: increased from 87.9% as of December 31, 2022 to 89.8% as of March 31, 2023.
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Student Living Housing occupancies at YOUnion@Fayetteville: averaged approximately 98% during 1Q.

Excluding operations of the Tallahassee student property that was sold during the first quarter of 2022, we achieved meaningful positive operating results comparing 1Q 2023 vs 1Q 2022:

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Property Revenues: increased approximately $1.1M
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Property Operating Expenses: increased approximately $0.6M

Further, during 1Q we had the following achievements:

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We published our latest NAV as of September 30, 2022 resulting in a 3% increase in share value to $6.24 from our previously published NAV of $6.08 as of December 31, 2021.
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We completed our common area Courtyard renovation plan. The community looks great!

Our main property operational objectives in 2023 include:

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Find revenue and expense efficiencies at our senior housing communities. Continue to increase base rents and care fees while streamlining staffing levels and food costs.
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Continue to invest the appropriate capital improvements in our communities to keep them relevant, substantially occupied and market competitive.
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Continue to grow rents meaningfully at our Fayetteville student property for academic year 24-25.
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Changed our senior living Operator at Courtyard during 2Q 2023 in an effort to improve operational performance.

We continue to actively asset manage our portfolio working cooperatively with our Operators and Property Managers while holding them accountable to increase our bottom line. Issues such as controlling expenses, tight labor markets and capital expenditures are addressed regularly. Further, the real estate capital markets remain disrupted because of interest rate increases. This increased cost of debt can diminish property valuations… hence the importance of growing our operating income organically. Our staff and Board of Directors will continue to address these challenges head on with the goal to continue to increase our operating income through the remainder of 2023.

Sincerely,

John Strockis CEO and President

Strategic Student & Senior Housing Trust, Inc. | 19900 MacArthur Blvd, Suite 250, Irvine, CA 92612 | 877.327.3485 | info@StrategicREIT.com | www.strategicreit.com

Certain statements contained in this letter, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “continue,” or other similar words. Such statements include, in particular, statements about our plans, strategies, and prospects and, in this letter, include our statements about expectations as to vaccination rates, resulting increased leads, tours and move-ins, student housing decisions and the pace of our expected recovery, all of which are subject to certain risks and uncertainties, including known and unknown risks, and are based on a number of assumptions which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter. We cannot guarantee the accuracy of any such forward-looking statements contained in this letter, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. The risks, uncertainties, assumptions and other factors that could cause such forward-looking statements not to come to fruition include, among other things, future economic, competitive, and market conditions, including without limitation changes in the political and economic climate, economic conditions and fiscal imbalances in the United States and in the markets in which we operate, and other major developments, including wars, natural disasters, epidemics and pandemics, including the continuation of the novel coronavirus (COVID-19) pandemic and its effects on public health and on the economy, resulting government quarantine and shutdown orders, military actions, and terrorist attacks. The occurrence or severity of any such event or circumstance is difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations and provide distributions to stockholders, and our ability to find suitable investment properties, may be significantly hindered. These risk and uncertainties that could cause forward-looking statements not to come to fruition also include those items that we identify as “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and other reports that we file from time to time with the Securities and Exchange Commission.

Strategic Student & Senior Housing Trust, Inc. | 19900 MacArthur Blvd, Suite 250, Irvine, CA 92612 | 877.327.3485 | info@StrategicREIT.com | www.strategicreit.com